EXHIBIT F

Santander BanCorp
Post Office Box 362589
San Juan, Puerto Rico 00936-2589

March 30, 2001

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference of our dated January 8, 2001, included in the Form 10K of Santander BanCorp dated March 30, 2001. It should be noted that we have not audited any financial statements of Santander BanCorp subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

Very truly yours,
Arthur Anderson LLP